UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party Other Than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

66 Hudson Boulevard East
New York, New York 10001

SUPPLEMENT TO
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2024

March 28, 2024

This Supplement provides updated information with respect to the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Pfizer Inc. (“Pfizer”) to be held on April 25, 2024.
On March 14, 2024, Pfizer commenced distribution of the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) for the Annual Meeting and notice of availability of the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.
Withdrawal of Shareholder Proposal
The proponent of Item 7 – Amend Director Resignation Processes (“Item 7”) has withdrawn the proposal. Therefore, Item 7 will not be presented or voted upon at the Annual Meeting, nor will any votes cast in regard to Item 7 be tabulated or reported.
Voting Matters
Notwithstanding the withdrawal of Item 7, the proxy card and voting instruction forms distributed or presented online with the Proxy Statement remain valid, and Pfizer will not distribute new voting instructions or proxy cards.
None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction form.
If you have already returned your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. If you have not yet returned your proxy card or voting instruction form, please complete the proxy card or voting instruction form, disregarding Item 7.
Information on how to vote your shares, or change or revoke your prior vote or voting instruction, is available in the Proxy Statement.